                             ITEM 24(b)(3) EXHIBITS
      UNDERWRITING OR DISTRIBUTION OF CONTRACTS BETWEEN THE DEPOSITOR AND
                             PRINCIPAL UNDERWRITER

                        ADMINISTRATIVE SERVICES AGREEMENT

This Agreement is entered into effective the 15 day of December 2001, by and between Nationwide Life Insurance Company (collectively referred to hereinafter "NWL") and Federated Securities Corp. (hereinafter "Federated");


WHEREAS, NWL agrees to develop, issue, underwrite, and administer variable annuity contracts, (identified in Appendix A attached hereto and collectively, referred to hereinafter as "the products"); and

WHEREAS, Federated supports the agreement of NWL to develop, issue and administer the aforementioned annuity products and agrees to provide national distribution services in connection with the products listed in Appendix A attached; and

WHEREAS, NWL supports the agreement by Federated to provide national distribution services in connection with the products.

NOW, THEREFORE, in consideration of the promises, covenants and undertakings contemplated herein, NWL and Federated agree as follows:

         A.       DEVELOPMENT AND ADMINISTRATION OF PRODUCTS

                  1.       Designation of Product Administrator

                           NWL is hereby designated Product Administrator for the products referred to above and described in the attached Appendix A.

                  2.       Duties of NWL

                           NWL will perform in a proper and timely manner, those functions enumerated on the terms in the "Analysis of Administrative Functions," which is attached hereto as EXHIBIT A, and incorporated herein by reference.

                  3.       Designation of Managing Distributor

                           Federated is hereby designated the exclusive Managing Distributor for the products referred to above and described in the attached Appendix A.

                  4.       Duties of Federated

                           Federated will perform in a proper and timely manner, those functions described in the "Analysis of Administrative Functions," which is attached hereto as EXHIBIT A, and incorporated herein by reference.


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
                  5.       Product Development

                           NWL shall develop the products for distribution by Federated and organizations Federated may designate for participation. The products shall have the features set forth in Appendix A and such other features as are mutually agreed to by NWL and Federated.

         RELATIONSHIP AND WHOLESALER SUPPORT

                  NWL will assign one person to coordinate NWL's relationship with Federated and otherwise to be the primary contact person for Federated during the term of this agreement. NWL will provide training support for Federated and its wholesalers; however, NWL will not furnish direct wholesaling services in connection with insurance products underwritten by NWL and contemplated in this agreement ("NWL/Federated Products"). NWL and Federated agree to cooperate in the marketing and distribution of the NWL/Federated Products. Such cooperation shall include, but not be limited to, the introduction of Federated wholesalers to retailing firms (broker-dealers) having an established relationship with NWL for the purpose of promoting the sale of NWL/Federated Products. NWL agrees to use its best efforts in supporting Federated's wholesaling efforts in connection with the NWL/Federated Insurance Products and will not unreasonably withhold such support for any reason. Nothing contained in this agreement, however, shall be construed to require NWL or any of its affiliate companies, to refrain from marketing insurance and annuities of any kind through retailing firms with which NWL has an established relationship, or with which NWL may prospectively develop such a relationship. To the extent, however, that prospective relationships are established between NWL and retailing firms with which NWL has no current relationship, and the establishment of such new relationship is attributable primarily to the intent demonstrated by the retailing firm to distribute the NWL/Federated products, NWL agrees to refrain from attempting to introduce its other insurance products (or those of its affiliates) to such retailing firms without the written consent of Federated. NWL may, however, pursue the development of prospective relationships with retailing firms independently of Federated.

                  In the event that prospective relationships are established between NWL and retailing clients of Federated, NWL will ensure that products covered in Appendix A offer favorable product differentiation or equality with regards to terms, features, fees, and pricing compared to those provided by Nationwide in conjunction with any other "single manager" product (defined as having greater than 50% of total investment options or assets managed by a single investment management complex). For insurance or investment products not covered in Appendix A, Nationwide will grant Federated the option to develop competing products with comparable or favorable features, pricing and terms.

                  Not withstanding the foregoing, NWL agrees to refrain from any attempt to promote or market any non-NWL/Federated Product through retailing firm Edward Jones for the term of this Agreement; provided, however, that this undertaking by NWL may be waived by the written consent of Federated.

                  Federated will be designated as an NWL "Platinum Partner" and, as such, NWL will develop an appropriately-staffed dedicated servicing team that works exclusively on the Federated account. NWL will provide sufficient resources to fulfill mutually agreed upon product feature, support and service level standards.


         C.       MARKETING COORDINATION AND SALES ADMINISTRATION

                  1.       Distribution of Products

                           Federated shall be the exclusive Managing Distributor for the products developed and marketed pursuant to this Agreement. The products will be distributed only through duly qualified and registered representatives of appropriately contracted selling Dealers. By mutual agreement, sales or solicitations of the products may be proscribed with regard to certain market groups.

                  2.       Appointment and Termination of Agents

                           Appointment and termination of agents with NWL shall be processed and executed by NWL. NWL shall promptly license registered representatives of Federated and its Dealers in accordance with requests received from Federated. NWL will pay the fees in connection with the initial and renewal appointments with NWL of registered representatives of Federated. NWL shall pay the fees in connection with the initial and renewal appointments with NWL for registered representatives of Edward Jones in a manner deemed to be acceptable by Edward Jones' senior management. NWL will pay the fees in connection with the initial appointments with NWL of registered representatives of other Dealers. NWL shall pay the fees in connection with the renewal of such appointments for all registered representatives conducting business with NWL who, during the twelve (12) months immediately prior to such renewal, had sales of products hereunder with a cumulative premium of $25,000. No appointment is effective with respect to any jurisdiction where an appointed agent may not lawfully solicit applications for the products.


                  3.       Advertising

                           Federated shall not print, publish or distribute any advertisement, circular or any document relating to the products distributed pursuant to this Agreement or relating to NWL unless such advertisement, circular or document shall have been approved in writing by NWL, which approval shall not be unreasonably withheld and shall be given as promptly as possible within a reasonable period of time. Neither NWL nor any of its affiliates shall print, publish or distribute any advertisement, circular or any document relating to the products distributed pursuant to this Agreement or relating to Federated unless such advertisement, circular or document shall have been approved in writing by Federated, which approval shall not be unreasonably withheld and shall be given as promptly as possible within a reasonable period of time. However, nothing herein shall prohibit any person from advertising the products in general or on a generic basis.

                  4.       Marketing Conduct

                           The parties will jointly develop standards, practices and procedures respecting the marketing of the products covered by this Agreement. Such standards, practices and procedures are intended to help NWL meet its obligations as an issuer under the securities laws and to assure compliance with state insurance laws, and to help Federated meet its obligations under the securities laws as National Distributor. These standards, practices and procedures are subject to continuing review and neither NWL nor Federated will object unreasonably to changes to such standards, practices and procedures recommended by the other to comply with the intent of this provision.

                  5.       Sales Material and Other Documents

                           a.       Sales Material

                                    1)       Federated shall develop and prepare
                                             all promotional material to be used
                                             in the distribution of the
                                             products, in consultation with NWL.

                                    2)       Federated is responsible for the
                                             printing of such promotional
                                             material.

                                    3)       Federated is responsible for the
                                             expense of providing such
                                             promotional material.

                                    4)       NWL is responsible for filing and
                                             obtaining any approval of
                                             promotional material by state
                                             insurance regulators, where
                                             required.

                                    5)       Federated is responsible for the
                                             filing of all appropriate
                                             promotional material with federal
                                             securities regulators and
                                             self-regulatory organizations where
                                             required.

                                    6)       All promotional material relating
                                             to the products shall be subject to
                                             prior written approval by Federated
                                             and NWL.

                                    7)       Federated and NWL agree to abide by
                                             the Advertising and Sales Promotion
                                             Material Guidelines, attached
                                             hereto as EXHIBIT B, and
                                             incorporated herein by reference.

                           b.       Prospectuses

                                    1)       NWL represents that the Contracts
                                             and Policies for the products,
                                             (collectively referred to
                                             hereinafter as "the Contracts"),
                                             are or shall be properly registered
                                             under the 1933 Act and/or the 1940
                                             Act and agrees that the
                                             registration statements under the
                                             1933 Act and/or the 1940 Act for
                                             the Contracts will remain in full
                                             force and effect for the duration
                                             of this Agreement. If any state
                                             should amend its current securities
                                             laws to require registration of
                                             insurance contracts, then NWL will
                                             comply with the amended state law.

                                    2)       NWL shall be responsible for
                                             printing the product prospectuses
                                             and the underlying mutual fund
                                             prospectuses as a combined
                                             document. The total expense for
                                             such printing shall be borne by
                                             NWL; The Federated Insurance Series
                                             Trust and NWL shall share equally
                                             that portion of total printing
                                             expenses relating to the underlying
                                             fund prospectuses produced for
                                             soliciting prospective
                                             policyholders (Promotional
                                             Material); The Federated Insurance
                                             Series Trust shall bear that
                                             portion of total printing expenses
                                             relating to the underlying fund
                                             prospectuses required to be
                                             distributed to policyholders by
                                             applicable law (Shareholder); and
                                             The Federated Insurance Series
                                             Trust shall bear all of that
                                             portion of the combined
                                             prospectuses which represent
                                             promotional material developed by
                                             Federated.

                                    3)       NWL will provide Federated at least
                                             two complete copies of all
                                             registration statements,
                                             prospectuses, statements of
                                             additional information, reports and
                                             other promotional materials,
                                             applications of exemption, requests
                                             for no action letters, and all
                                             amendments to any of the above,
                                             that relate to the Contracts or a
                                             Variable Account, as soon as is
                                             reasonably
                                             practicable, but in no event later
                                             than contemporaneously with the
                                             filing of such document with the
                                             SEC.

                                    4)       NWL, during the term of this
                                             Agreement, will immediately notify
                                             Federated of the following:

                                             a.       When the Registration
                                                      Statement for any Contract
                                                      has become effective or
                                                      when any amendment with
                                                      respect to the
                                                      Registration Statement
                                                      thereafter becomes
                                                      effective;

                                             b.       Any request by the SEC for
                                                      any amendments or
                                                      supplements to the
                                                      Registration Statement for
                                                      any Contract or any
                                                      request for additional
                                                      information that must be
                                                      provided by General Agent;
                                                      and

                                             c.       The issuance by the SEC of
                                                      any stop order with
                                                      respect to the
                                                      Registration Statement for
                                                      any Contract or any
                                                      amendments thereto or the
                                                      initiation of any
                                                      proceedings for that
                                                      purpose or for any other
                                                      purpose relating to the
                                                      registration and/or
                                                      offering of the Contracts.

                           c.       Contracts, Applications and Related Forms

                                    1)       NWL is responsible for the design
                                             of product applications, contracts
                                             and related service forms in
                                             consultation with Federated.

                                    2)       NWL is responsible for the printing
                                             of adequate supplies of product
                                             applications, contracts and related
                                             service forms;

                                    3)       NWL will, during the term of this
                                             Agreement, immediately notify
                                             Federated of the following:

                                             a.       The states or
                                                      jurisdictions where
                                                      approval of the product
                                                      contract forms is required
                                                      under applicable insurance
                                                      laws and regulations, and
                                                      whether and when such
                                                      approvals have been
                                                      obtained; and

                                             b.       The states or
                                                      jurisdictions where any
                                                      product contract form may
                                                      not lawfully be sold.

                                             c.       The states or
                                                      jurisdictions where any
                                                      product contract filing
                                                      has been made, but
                                                      approval is pending, where
                                                      NWL intends to use its
                                                      best efforts to continue
                                                      to pursue jurisdictional
                                                      contract product approval.

                                    4)       NWL is responsible for the design
                                             and printing of service forms which
                                             the parties jointly determine to be
                                             necessary.

                                    5)       NWL is responsible for supplying
                                             adequate quantities of service
                                             forms and will arrange for delivery
                                             of such forms in bulk to any
                                             location designated by Federated.

         6.       Appointment of Agents

                  a. Federated will assist NWL in facilitating the appointment of agents by NWL.

                  b. NWL will forward all appointment forms and applications to the appropriate states and maintain all contacts with the states.

                  c. NWL will maintain appointment files on Agents, and Federated will have access to such files as needed.

         7.       Licensing and Appointment Guide

                  a. NWL is responsible for the preparation of a Licensing and Appointment Guide which will set forth the requirements for licensing and appointment. NWL will distribute such Guide to Federated in such quantities as Federated may reasonably require.

                  b. NWL is responsible for providing Federated with periodic updates of the Licensing and Appointment Guide in such quantities as Federated may reasonably require.

         8.       Other

                  a.       Production Reports

                           NWL will provide production reports and data feeds to Federated. The content and form of such reports shall be agreed upon at a later date by the parties.

                  b.       Complaint Handling

                           NWL and Federated will notify each other of all material pertinent inquiries and complaints from whatever source and to whomever directed and will consult with each other in responding to such inquiries and complaints. "Material pertinent inquiries" refer to formal complaints or inquiries registered by any federal, state or self-regulatory body, or formal written complaints submitted by customers which, in the reasonable discretion of the party receiving the complaint or inquiry, would be of material interest and consequence to the non-receiving party.

         F.       GENERAL PROVISIONS

                  1.       Waiver

                           Failure of NWL or Federated to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

                  2.       Limitations

                           Neither party shall have authority on behalf of the other to make, alter or discharge any contractual terms of the products, to waive any forfeiture; nor to extend the time of making any contributions to the products; nor to guarantee dividends; nor alter the forms which either may prescribe; nor substitute other forms in place of those prescribed by the other. Neither NWL nor Federated, nor any of their respective affiliates or agents will engage in a systematic program which seeks to cause the exchange of issued contracts for other forms of annuity contracts. This does not preclude the isolated incidental exchanges of issued contracts for other annuity contracts that occur in the ordinary course of business. This provision shall survive the Termination of this Agreement.

                  3.       Binding Effect

                           This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns, provided that neither party shall assign or sub-contract this Agreement or any rights or obligations hereunder without the prior written consent of the other.

                  4.       Indemnifications

                           a. NWL agrees to indemnify and hold Federated harmless from any and all losses, claims, damages, liabilities or expenses to which Federated may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses relate directly to the sale of the products identified in the Appendix to this Agreement and arise as a direct consequence of:

                                    1)       any material misrepresentation or
                                             omission, or alleged material
                                             misrepresentation or omission,
                                             contained in the registration
                                             statements, prospectuses, sales
                                             literature or contracts for the
                                             annuity products, provided that
                                             such misrepresentations or
                                             omissions are not attributable to
                                             any failure by Federated, whether
                                             negligent or intentional, to
                                             provide accurate information, on a
                                             timely basis, necessary for
                                             inclusion in the annuity product
                                             registration statements,
                                             prospectuses or contracts;

                                    2)       any failure by NWL or its
                                             employees, whether negligent or
                                             intentional, to perform the duties
                                             and discharge the obligations
                                             contemplated in this Agreement; and

                                    3)       any fraudulent, unauthorized or
                                             wrongful act or omission by NWL or
                                             its employees.

                           b. Federated agrees to indemnify and hold NWL harmless from any and all losses, claims, damages, liabilities or expenses to which NWL may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses relate directly to the sale of the products identified in the Appendix to this Agreement, and arise as a direct consequence of:

                                    1)       any material misrepresentation or
                                             omission, or alleged material
                                             misrepresentation or omission,
                                             contained in the sales literature
                                             developed by Federated for the
                                             products, or the registration
                                             statement and prospectus for the
                                             mutual fund investment options
                                             serving as the underlying
                                             investment media for the annuity
                                             products, provided that such
                                             misrepresentations or omissions are
                                             not attributable to any failure by
                                             NWL, whether negligent or
                                             intentional, to provide accurate
                                             information, on a timely basis,
                                             necessary for inclusion in the
                                             sales literature or mutual fund
                                             registration statement or
                                             prospectus.

                                    2)       any failure by Federated, its
                                             employees or registered
                                             representatives, to perform the
                                             duties and discharge the
                                             obligations contemplated in this
                                             Agreement; and

                                    3)       any fraudulent, unauthorized or
                                             wrongful acts or omissions by
                                             Federated, its employees and
                                             registered representatives.

                           c. Neither NWL nor Federated shall be liable, as the indemnifying party pursuant to subparagraphs a. and b. of this paragraph 4 (of section F), if the losses, claims, damages, liabilities or legal expenses incurred by the indemnified party arise out of the indemnified party's willful misfeasance, bad faith, or gross negligence in the performance of its duties, or through the reckless disregard of its duties under this Agreement.

                           d. NWL and Federated will promptly notify each other of the commencement of any litigation or proceedings, or the assertion of any claim or any material pertinent inquiries as described in this Agreement.

                  5.       Notices

                           All notices, requests, demands and other communication under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed as follows:

                           TO NWL:
                                    Nationwide Life Insurance Company
                                    Richard A. Karas
                                    Senior Vice-President, Nationwide Life
                                         Insurance Company
                                    One Nationwide Plaza
                                    Columbus, OH  43216

                           TO Federated:
                                    Federated Securities Corp.
                                    Attn:  Ronald Petnuch
                                    Senior Vice President
                                    1001Liberty Avenue
                                    Pittsburgh, PA 15222-3779

                  6.       Governing Law

                           This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.


                  7.       Confidentiality

                           Any information, documents and materials, whether printed or oral, furnished by either party or its agents or employees to the other shall be held in confidence. Except under lawful authority, no such information shall be given to any third party without the express written consent of the other party.

         G.       TERM OF AGREEMENT

                  This Agreement shall remain in full force and effect for a period of three (3) years from its effective date herein until terminated, and may be amended or extended beyond its current term only by mutual agreement of the parties, in writing. Any decision by either party to cease issuance or distribution of any specific product contemplated under this Agreement shall not effect a termination of the Agreement unless mutually agreed upon.

         H.       TERMINATION

                  1. Either party may terminate this Agreement for cause at any time, with or without written notice to the other, if the other knowingly and willfully (a) materially fails to comply with the laws or regulations of any state or governmental agency or body having jurisdiction over the sale of insurance or securities, (b) misappropriates any money or property belonging to the other, (c) subjects the other to any material actual or potential liability due to misfeasance, malfeasance, or nonfeasance, (d) commits any fraud upon the other, (e) has an assignment for the benefit of creditors, (f) incurs bankruptcy, or (g) commits a material breach of this Agreement.

                  2. Either party may terminate this Agreement after the expiration of its three (3) year term and any extension thereof, without regard to cause, upon twelve (12) months prior written notice.

                  3. In the event of termination of this Agreement, NWL and Federated will each use their "best efforts," as defined below, to preserve in force the business relating to the products issued pursuant to this Agreement.

                                     "Best efforts" with respect to Federated
                                    shall mean that Federated shall endeavor to ensure that the various Dealers' sales representatives appointed by NWL shall not recommend to an owner of a product that the product be exchanged for a non-NWL policy unless there are reasonable grounds that the exchange of the product is suitable for the product owner, with both Federated and NWL acknowledging the limitations on Federated's ability to do so due to the independent contractor status of its sales distribution representatives. "Best efforts" with respect to each party shall include, but not be limited to, efforts to develop new product features, contractual benefits and administrative and service enhancements which, if economically feasible, may be introduced to owners of the products, thereby discouraging the surrender, cancellation, exchange or transfer of the products identified in Appendix A.

                  4. Following the termination of this Agreement, Federated will have the ability to select a replacement insurance company for the purposes of developing and marketing a proprietary variable annuity product or products that offer Federated portfolios. The provisions and representations of this Section H herein shall survive the Termination of this Agreement.


IN WITNESS WHEREOF, the parties hereto execute this Agreement effective as of this 15 day of December, 2001.

                                    NATIONWIDE LIFE INSURANCE COMPANY


                                    By /s/ Richard A. Karas
                                       ---------------------------------------
                                       Title Sr VP-Sales-Financial Services
                                       ---------------------------------------

                           FEDERATED SECURITIES CORP.

                                    By /s/ James F. Getz
                                       ---------------------------------------
                                       Mr. James F. Getz, President

                                   APPENDIX A

Exclusively refers to the following products:

A share variable annuity to be named - [To be filed in the following states] B share variable annuity to be named - [To be filed in the following states]

This APPENDIX may be amended from time to time with the addition of certain other variable annuity or variable insurance products.

* Actual form numbers to be used in certain states may have different identifying suffixes, which reflect certain unique characteristics of the contract mandated by the particular state insurance authority.

                                    EXHIBIT A
                 Administration Services/Distribution Agreement
                   Analysis of Functions and Responsibilities

A.       Administration and Customer Service

                         NWL                                                 Federated
-        Reviews the completed application.           -    Federated shall continue to be a member in good
         Applies underwriting/issue criteria to            standing of the NASD.  Federated shall promptly
         application.                                      notify NWL in the event that it should become
                                                           aware that any selling Dealer should in any way
                                                           become disqualified with the NASD or any state
                                                           securities regulatory authority or should
                                                           materially fail to adhere to supervisory
                                                           standards in connection with the sale of the
                                                           products established jointly by NWL and
                                                           Federated.

-        Relays portfolio and product
         information to appropriate third party
         reporting services (i.e., Morningstar,
         VARDs, Hy Sales).

-        Notifies agent and/or customer of any
         error or missing data necessary to
         underwrite application and establish
         Contract Owner records.

-        Receives and processes all                   -    Accommodates customer service function by
         Policyholder service requests,                    providing any supporting information or
         including but not limited to                      documentation which may be in the control of
         informational requests, beneficiary               Federated.
         changes, payments/deposits, and
         transfers of contract value between
         eligible investment options.

-        Receives and processes surrenders,
         loans, death claims in accordance
         with established guidelines.

-        Prepares checks for surrenders, loans,
         death claims and forwards to payee.
         Prepares and mails confirmation
         statement of disbursement to Contract
         Owner/Beneficiary, with copy to agent.

-        Maintains daily records of all changes
         made to Contract Owner accounts
         and values those accounts daily.

-        Researches and responds to all               -    Researches and responds to customer/broker
         customer/broker policy inquiries.                 inquiries regarding fund performance and
                                                           distribution practices.

-        Maintains all required policyholder
         records in compliance with
         regulatory retention requirements.

-        Prints, provides all forms ancillary
         to contract/policy issue.

-        Maintain adequate number of toll-free
         lines to service customer/broker

                         NWL                                                 Federated
         policy inquiries.

-        Maintains a 24 hour "voice response"
         system for unit values and contract values and other applications as developed.


-        Provides response information for            -    Immediately communicates complaints (formal
         complaints or inquiries from state                written complaints and all inquires or
         insurance departments, the SEC, and               complaints from any federal or state regulatory
         other outside agencies.                           body) received by Federated and assists in
                                                           resolution.

-        Provides payout quotes information for
         customers.

-        Maintains 1035 and transfer support.         -    Communicates responsibilities to producers and
                                                           supports the process as appropriate.

-        Provides several daily outbound data
         feeds on existing contracts, including
         registration, transaction, unit
         values, and production history files
         in lieu of paper delivery of producer
         confirmation, quarterly statements,
         and commission statements.


B.       Banking

                         NWL                                      Federated

-        Balances, edits, endorses and prepares
         daily deposit.

-        Places deposits in depository account.

-        Prepares daily cash journal summary reports.


C.       Proxy Processing

This section is governed by the fund participation agreement which has been entered into (or will be entered into) by NWL and The Federated Insurance Series Trust -- such agreement is hereby incorporated by reference into this Agreement.

D.       Insurance Licensing and Commissions

                         NWL                                                 Federated
-        Establishes and maintains General Agent          -      Federated will cooperate with NWL in the
         Agreements with producer firms.                         corporate licensing and agent appointment
                                                                 process with the producer firms.

-        Verifies, supports and facilitates the           -      Other than below, payment of producer
         process of establishing state corporate                 renewal fees are the responsibility of the
         licenses for producer firms.  This does not             producer firm
         include actual form filings or payment of
         fees.

- Receives, establishes, processes, maintains agent appointment records. Pays for initial appointments with NWL for Federated wholesalers and Federated introduced Dealer firms' representatives. Pays for

                         NWL                                                 Federated
         renewal appointments with NWL for
         Federated wholesalers, representatives of
         Edward Jones, and representatives of
         Dealers whose cumulative gross commissions
         in Nationwide products exceed $25,000.

- In a few select key client firms, NWL will pay for all appointments, initial and renewal licensing expenses.

-        Ascertains, on receipt of applications,           -     Federated will be responsible for the
         whether writing agent is appropriately                  licenses of Federated wholesalers and
         licensed and appointed.                                 sales support personnel (NWL will be
                                                                 responsible for appointments).

-        Pays commissions and assesses
         chargebacks to the General Agents in
         accordance with agreements relating
         to same.


E.       Premium Taxes

                         NWL

-        Collects, pays and accounts for
         premium taxes as appropriate.

-        Prepares and maintains all premium tax
         records by state.

- Maintains liabilities in General Account ledger for accrual of premium taxes collected.

-        Integrates all company premium taxes
         due and performs related
         accounting.

F.       Regulatory and Other Reporting

                         NWL                                        Federated Insurance Series Trust
-        Prepares and files all contracts and              -     Prepares and files registrations as
         registrations required by SEC and state                 required by the SEC relative to the mutual
         insurance departments as related to the                 fund investments.
         annuity product.

-        Coordinates and prints (on a timely basis)        -     Provides completed, annuity prospectuses
         the product prospectuses and the mutual fund            on computer diskette or in camera ready
         prospectus in a single document and pays 50%            form and pays 50% of the underlying fund
         of the underlying fund prospectus for                   prospectus for prospective promotional
         promotional purposes.                                   purposes, and pays 100% of prospectus cost
                                                                 for requisite Shareholder purposes.

-        Prepares and files Separate Account
         Semi-Annual and Annual Statements.

-        Prepares and mails the appropriate,
         required IRS reports at the
         Contract Owner level. Files same
         with required regulatory

         agencies.

-        Prepares and files N-SAR for the Separate
         Account.

-        Responsible for all audits related
         to the separate account and registration.

-        Provides periodic reports in
         accordance with Schedule of Reports
         to be jointly prepared by NWL and
         Federated.


G.       Sales and Marketing

                         NWL                                                 Federated
-        Supports the Insurance Products wholesaling    -        Responsible for wholesaling the Insurance
         efforts with input and other support as                 Products  to prospective producers,
         appropriate.                                            including seminars, one-on-one
                                                                 presentations, training, and other normal
                                                                 wholesaling activities.

-        Provides input into the Sales and Marketing    -        Completes a Sales and Marketing plan
         plan.  Responsible for planning service and             annually by a mutually agreed upon date,
         administration support to appropriately                 to include but not limited to premium
         support the sales efforts.                              projections, strategies and other
                                                                 activities that may generate expenses at
                                                                 NWL.
-        . Participates in joint development of all     -        Responsible for leading joint development
         sales and marketing materials, and files                of all sales and marketing materials and
         with state insurance authorities as required.           for all costs associated with printing,
                                                                 storing, postage and delivery
                                                        -        Responsible for filing sales and marketing
                                                                 material with the NASD as required.
-        Provides input and prior approval on           -        Responsible for development and associated
         advertising materials.  Files with                      costs of all advertising developed by
         regulatory agencies as required.                        Federated.


H.       Revenue Sharing

                         NWL                                                 Federated

[To be attached]                                                  [To be attached]

                                    EXHIBIT B

                         ADVERTISING AND SALES PROMOTION
                               MATERIAL GUIDELINES

In order to assure compliance with state and federal regulatory requirements and to maintain control over the distribution of promotional materials dealing with the Products, NWL and Federated require that all variable contract promotional materials be reviewed and approved by both NWL and Federated prior to their use. These guidelines are intended to provide appropriate regulatory and distribution controls.

1. Sufficient lead time must be allowed in the submission of all promotional material. NWL and Federated shall approve in writing all promotional material. Such approval shall not be unreasonably withheld and shall be given as promptly as possible within a reasonable period of time as agreed.

2. All promotional material will be submitted in "draft" form to permit any changes or corrections to be made prior to the printing.

3. NWL and Federated will provide each other with details as to each and every use of all promotional material submitted. Approval for one use will not constitute approval for any other use. Different standards of review may apply when the same advertising material is intended for different uses. The following information will be provided for each item of promotional material:

         a.       In what jurisdiction(s) the material will be used.

         b. Whether distribution will be for "public" or "dealer only" use, and whether regulatory filing will be required.

         c. How the material will be used (e.g., brochure, mailings, 482 ads, etc.)

         d. The projected date of initial use and, if a special promotion, the projected date of last use.

4. NWL and Federated will advise each other of the date on which any material is discontinued from use.

5. Any changes to previously approved promotional material must be resubmitted, following these procedures. When approved material is to be put to a different use, request for approval of the material for the new use must be submitted.

6. NWL and Federated will assign a form number to each item of advertising on each piece of advertising and sales promotional material. It will be used to aid in necessary filings, and to maintain appropriate controls.

7. NWL and Federated will provide written approval for all material to be used.

8. Federated will provide NWL with a minimum of 50 copies of all material in final print form to effect necessary state filings.

9. Federated will coordinate, perform and be responsible for SEC/NASD filings of sales and promotional material to be used by Federated and distributors registered representatives.

10. All telephone communication and written correspondence should be directed to Cathy Finley Compliance Director, NWL, One Nationwide Plaza 10T, Columbus, OH 43216 (phone (614) 249-6258) and if to Federated, to:
         Ms. Patricia Doerge, Advertising Compliance Supervisor, Federated Investors, Tower, 1001 Liberty Avenue, Federated Investors, Pittsburgh, PA, 15222-3779.

11. As used in this EXHIBIT "B," the phrase "advertising and sales promotion material" shall include, but not be limited to:

         -        Customer pieces

         -        Broker-only pieces

         -        Sales ideas

         -        Training materials

         -        Performance data

         -        Seminar scripts

         -        Television and radio advertisements

         -        Internet and Web based materials